Exhibit 12.1

CERTIFICATION

I, Samuel Pollock, certify that:

1.              I have reviewed this annual report on Form 20-F as amended by Amendment No. 1 of Brookfield Infrastructure Partners L.P.;

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: March 6, 2019

/s/ Samuel Pollock
Name: Samuel Pollock
Title: CEO, Brookfield Infrastructure Group L.P.